Exhibit 99.2

EXECUTION VERSION

IRREVOCABLE UNDERTAKING

Strictly Private & Confidential

From:              Global City Holdings B.V. (“GCH”)
Weena 210-212
3012 NJ Rotterdam
The Netherlands

To:                            Regal Entertainment Group (“Regal”)

7132 Royal Lane

Knoxville

Tennessee

USA

5 December 2017

Project Boulevard

We, the undersigned, understand that Cineworld Group plc (“Cineworld”) is proposing to acquire the entire issued share capital of Regal (the “Proposed Transaction”) pursuant to the terms and subject to the conditions contained in a merger agreement entered into among Cineworld, two subsidiaries of Cineworld and Regal dated the date hereof, a copy of which is annexed as Appendix A to this undertaking (the “Merger Agreement”).

It is proposed that, in order to fund a portion of the Merger Consideration (as defined in the Merger Agreement) necessary to effectuate the Proposed Transaction, Cineworld will raise additional equity by means of an offer to qualifying shareholders of new ordinary shares of one pence each (the “New Ordinary Shares”) by way of rights (the “Rights Issue”). We understand that the Rights Issue is to be made on terms set out in a combined circular and prospectus which is expected to be published on or around 17 January 2018 (the “Combined Circular and Prospectus”), substantially in the form annexed as Appendix B to this undertaking, which was made available to GCH prior to our entry into this undertaking.

We understand that the Combined Circular and Prospectus to be despatched to shareholders of Cineworld will contain notice of a general meeting at which Cineworld shareholders will be asked to approve: (i) the Proposed Transaction pursuant to the terms and subject to the conditions contained in the Merger Agreement; and (ii) the allotment of the New Ordinary Shares in connection with the Rights Issue (the “Resolutions”).

1.                                     We hereby irrevocably and unconditionally undertake, represent and warrant to Regal that:

(i)                                 as at the date of this undertaking, we are the beneficial owner of (or are otherwise able to control the exercise of all rights attaching to, including voting rights and the ability to procure the transfer of) the number of ordinary shares of one pence each in the capital of Cineworld as set out in column 3 of the Schedule to this undertaking (the “GCH Held Shares”, which expression shall include any other shares in Cineworld issued after the date hereof and attributable to or derived from such shares or as otherwise acquired by GCH), all of which are registered in the name of HSBC Global Custody Nominee (UK) Limited;

(ii)                              save for the GCH Held Shares, we are not interested in any shares or other securities of Cineworld;

(iii)                          we shall not, prior to the earlier of completion of the merger transaction contemplated by the Merger Agreement or termination of the Merger Agreement in accordance with its terms, sell, transfer or otherwise dispose of any or all of the GCH Held Shares or any interest in all or any thereof, or encumber all or any of the GCH Held Shares or any interest in all or any thereof in a manner which would prevent or restrict us (or, where applicable, such other person) from exercising the voting rights attached thereto or fulfilling our other obligations set forth in clause 2, save that a transfer of 100 per cent. of the GCH Held Shares to a subsidiary undertaking of GCH (a “Transferee”) shall be permitted provided that, prior to and as a condition of such transfer, GCH shall procure that the Transferee shall adhere to the terms of this undertaking as if it were a party to such undertaking in the place of GCH, save that, for the avoidance of doubt, nothing shall preclude us from entering into financing arrangements, including margin loans, provided that such arrangements do not interfere with our fulfilling our obligations under clause 2; and

(iv)                          we have full power and authority and the right (free from any legal or other restrictions), and will at all times continue to have all relevant power and authority and the right, to enter into and perform our obligations under this undertaking in accordance with its terms and no agreement to which we are party or to which we will become party will prevent us from complying with our obligations under this undertaking.

2.                                     We irrevocably and unconditionally undertake, represent and warrant to Regal that:

(i)                                 we shall exercise, or, where applicable, procure the exercise of, all voting rights attaching to the GCH Held Shares in favour of any resolution (including but not limited to the Resolutions) (whether or not amended and whether put on a show of hands or a poll) which is proposed at any general meeting of Cineworld (including any adjournment thereof) which:

(a)                                is necessary or desirable to approve or implement the Proposed Transaction or the Rights Issue;

(b)                                might reasonably be expected to promote the fulfilment of any condition to the Proposed Transaction or Rights Issue; or

(c)                                 might reasonably be expected otherwise to promote the success of the Proposed Transaction or Rights Issue;

(ii)                              we shall exercise, or, where applicable, procure the exercise of, all voting rights attaching to the GCH Held Shares against any resolution (whether or not amended and whether put on a show of hands or a poll) which is proposed at any general meeting of Cineworld (including any adjournment thereof) which is in support of any alternative or competing proposal, relative to the Proposed Transaction;

(iii)                           we shall exercise, or, where applicable, procure the exercise of, all rights attaching to the GCH Held Shares to requisition or join in the requisitioning of any general meeting of Cineworld for the purposes of voting on any resolution referred to in paragraph (i) or (ii) above, or to require Cineworld to give notice of any such meeting, only in accordance with Regal’s instructions;

(iv)                          the obligations set forth in paragraph (i) above shall be suspended if there is a Parent Board Recommendation Change (as defined in the Merger Agreement), unless and until such change is rescinded or withdrawn;

(v)                             we shall pay to Regal the GCH Termination Fee (as defined below) if the Merger Agreement is terminated:

(a)                                by either Cineworld or Regal pursuant to Section 8.1(b) of the Merger Agreement or Section 8.1(e) of the Merger Agreement, in either case in circumstances where (i) before the date of such termination, a Cineworld Acquisition Proposal has been publicly announced and not withdrawn, and (ii) within 12 months after the date of termination, Cineworld shall have consummated, or shall have entered into a definitive agreement which is thereafter consummated with respect to, any Cineworld Acquisition Proposal;

(b)                                by either Cineworld or Regal pursuant to Section 8.1(e) of the Merger Agreement;

(c)                                 by Regal pursuant to Section 8.1(g) of the Merger Agreement, if the Parent Board Recommendation Change is related to a Cineworld Acquisition Proposal;

(d)                                by Regal, pursuant to Section 8.1(j) of the Merger Agreement, in circumstances where (i) before the date of such termination, a Cineworld Acquisition Proposal has been publicly announced and not withdrawn, and (ii) within 12 months after the date of termination, Cineworld shall have consummated, or shall have entered into a definitive agreement which is thereafter consummated with respect to, any Cineworld Acquisition Proposal; or

(e)                                 by Regal pursuant to Section 8.1(k) of the Merger Agreement, Section 8.1(l) of the Merger Agreement, or Section 8.1(m) of the Merger Agreement;

For purposes of (a), (b), (c), (d) and (e) above, the term “GCH Termination Fee” shall mean: in the case of clause (a), (c) and (d), $75 million, and in the case of clause (b) and (e), four million eight-hundred and forty-nine thousand and thirty-seven dollars ($4,849,037) (and, for the sake of clarity, the fee required by clause (b) shall reduce on a dollar-for-dollar basis the fee set forth in clause (a) in the circumstance both apply);

(vi)                          The foregoing notwithstanding, GCH shall not be required to pay the GCH Termination Fee if, at the time of termination of the Merger Agreement, Regal is in material breach of the Merger Agreement. Any fee due under clauses (a), (b), (c), (d) or (e) above shall be paid to Regal by wire transfer of same-day funds as follows: in the case of clauses (a) or (d) above, within two (2) business days after the transaction described in sub-clause (ii) of each such clauses shall have consummated, and, in the case of clause (b), (c) or (e) above, within two (2) business days of the date of termination of the Merger Agreement;

(vii)                       Regal agrees that, upon any termination of the Merger Agreement in circumstances where the GCH Termination Fee is payable by GCH pursuant to this undertaking and such GCH Termination Fee has been paid in full, Regal shall be precluded from any other remedy against GCH, at law or in equity or otherwise, and Regal shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against GCH or any of its subsidiaries or any of its directors, officers, employees, partners, managers, members, shareholders or affiliates or its representatives in connection with the Merger Agreement or the transactions contemplated thereby.  In the event that Regal rejects the Parent Termination Fee (as defined in the Merger Agreement) in accordance with Section 8.3(g) of the Merger Agreement, the GCH Termination Fee shall be deemed rejected and shall not be payable.

3.                                     We intend, and shall take the position and use all reasonable endeavours to ensure that it is accepted for the purposes of VAT (as defined in the Merger Agreement) that the GCH Termination Fee, being compensatory in nature, is outside the scope of VAT and is not and will not be treated for VAT purposes, in whole or in part, as consideration for a taxable supply. Accordingly, we shall treat the payment of the GCH Termination Fee as falling outside the scope of VAT and shall pay the whole amount of it free and clear of any deduction or adjustment whether pursuant to clause 3(ii) or otherwise. If, however, the GCH Termination Fee is treated by any Taxing Authority (as defined in the Merger Agreement) in whole or in part as the consideration for a taxable supply for VAT purposes:

(i)                           if the GCH Termination Fee is treated by the relevant Taxing Authority as the consideration for a taxable supply in respect of which Regal is liable to account for VAT, then:

(a)                                subject to Regal issuing a valid VAT invoice to us, we shall use reasonable efforts to recover (by refund, credit, deduction or otherwise) such VAT;

(b)                                if and to the extent that such VAT is not recoverable by us by refund, credit, deduction or otherwise, provided that we have used our reasonable efforts to recover such VAT in accordance with clause 3(i)(a), no additional amount shall be paid in respect of VAT and the GCH Termination Fee shall be VAT inclusive; and/or

(c)                                 if and to the extent that such VAT is recoverable by us by refund, credit, deduction or otherwise, or would be recoverable by us had we used reasonable efforts to recover such VAT in accordance with clause 3(i)(a), the amount of the GCH Termination Fee shall be increased to take account of such recoverable VAT; and

(ii)                        if under a reverse charge mechanism the GCH Termination Fee is treated by the relevant Taxing Authority as consideration for a taxable supply in respect of which we are liable to account for VAT, then:

(a)                                we shall, (I) account for, under the reverse charge procedure, and pay to the relevant Taxing Authority any VAT chargeable thereon, and (II) use reasonable efforts to recover (by refund, credit, deduction or otherwise) any such VAT; and

(b)                                the amount of the GCH Termination Fee payable by us shall be reduced by an amount such that the sum payable by us, when aggregated with any irrecoverable VAT thereon, is equal to the amount of the GCH Termination Fee that would be payable but for this clause 3(ii)(b), such that after making any such adjustments the aggregate of (I) the total amount of the GCH Termination Fee paid to Regal (including any amount in respect of VAT) plus (II) any irrecoverable VAT incurred under a reverse charge mechanism, together with any related interest or penalties in respect of such reverse charge VAT (but excluding any interest or penalties arising as a result of the unreasonable delay or default of GCH, or relating to any period after Regal has accounted to GCH for any reduction in the GCH Termination Fee) pursuant to clause 3(ii)(b)), less (III) any VAT which is recovered or recoverable as referred to in clause 3(i)(c), shall be equal to the amount that the GCH Termination Fee would have been in the absence of such VAT.

4.                                     Any adjustment payment in respect of any adjustment made:

(i)                         pursuant to clause 3(ii)(b), shall be made on or before the date which is five (5) business days prior to the date on which we are required to account to any Taxing Authority for any such irrecoverable VAT; and

(ii)                      pursuant to clause 3(i)(c), shall be made on the date which is five (5) business days following the date on which we recover, or would have recovered (by refund, credit, deduction or otherwise) had we used reasonable efforts to do so in accordance with clause 3(i)(a), any amounts in respect of such VAT.

5.                                     References to us and to Regal include, where applicable, references to a member of any group of which we or Regal respectively are a member for VAT purposes.

6.                                     For the purposes of this undertaking, a Cineworld Acquisition Proposal shall include any of the following:

I.                    any proposal, offer or indication of interest for a merger, consolidation, dissolution, recapitalisation, share exchange,

tender offer or other business combination involving Cineworld and/or any of its subsidiaries (other than (1) mergers, consolidations, recapitalisations, share exchanges or other business combinations involving solely Cineworld and/or one or more subsidiaries of Cineworld and (2) mergers, consolidations, recapitalisations, share exchanges, tender offers or other business combinations that if consummated would result in the holders of the entire issued share capital of Cineworld immediately prior to such transaction owning more than 50 per cent. of the issued share capital of Cineworld, or any successor or acquiring entity, immediately thereafter);

II.                         any proposal, offer or indication of interest for the issuance by Cineworld of 50 per cent. or more of its issued share capital; or

III.                    any proposal, offer or indication of interest to acquire in any manner, directly or indirectly, 50 per cent. or more of the issued share capital or consolidated total assets of Cineworld and its subsidiaries, or assets of Cineworld and its subsidiaries representing 50 per cent. or more of the consolidated net revenues or consolidated net income of Cineworld and its subsidiaries.

7.                                     We irrevocably and by way of security for our obligations hereunder appoint severally Regal or any director of Regal acting on Regal’s behalf to, where relevant, sign or execute forms of proxy and/or such other documents and to do such other acts and things as may be reasonably required for the purpose of giving effect to our obligations contained in clauses 2(i), (ii) and (iii) above in respect of the GCH Held Shares. However, the appointment shall not take effect (a) in the case of clause 2(i) until 5.00 p.m. on the seventh business day after the publication of the Combined Circular and Prospectus and only then if we have failed to comply with our obligations contained in clause 2(i) by that time and (b) in the case of clause 2(ii) until 5.00 p.m. on the seventh business day after the publication of the notice to convene the relevant general meeting at which the relevant matter will be considered and only then if we have failed to comply with our obligations contained in clause 2(ii) by that time.

8.                                     The obligations and provisions set out in this undertaking apply equally to the person(s) from whom we are to procure votes in favour of the resolutions pursuant to clauses 2(i), 2(ii) and 2(iii) above in our capacity as beneficial owner of the GCH Held Shares and we shall procure the observance by such person(s) of the terms hereof as if they were each specifically a party hereto.

9.                                     We consent to all references to this undertaking and to us, in the form and context in which they appear, in the Combined Circular and Prospectus, any press announcement relating to the Proposed Transaction or the Rights Issue, any information statement or proxy statement required to be filed with the US Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and in any other document required to be issued by law, regulatory body or the rules of any stock exchange, and we hereby consent to the issuance of such documents.

10.                              We further irrevocably and unconditionally undertake, represent and warrant to Regal that we shall accept the offer to acquire such number of New Ordinary Shares as represents our full entitlement under the terms of the Rights Issue, no later than the latest time and date for acceptance and payment in full to be specified in, and in accordance with the procedures to be set out in, the Combined Circular and Prospectus.  GCH hereby commits to procure, in a timely fashion, the completion of the reorganization contemplated in the funding commitment letter that GCH has entered into with GIC Private Limited.

11.                              This undertaking shall immediately terminate and cease to have any further effect (except to the extent that the GCH Termination Fee is payable in accordance with clause 2(v) of this undertaking):

(i)                                    if the Merger Agreement terminates for any reason; or

(ii)                                 upon completion of the merger transaction contemplated by the Merger Agreement.

12.                              This undertaking is entered into for the exclusive benefit of Regal and its successors or assigns. This undertaking is expressly not intended for the benefit of any creditor of Regal or any other person, and no such other person shall have any rights under this undertaking or any agreement between the parties with respect thereto.

13.                              The provisions of this undertaking will be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law.

14.                              This undertaking shall be governed by and construed in accordance with English law.  Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this undertaking is to be governed by and determined in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts.

We intend this document to be a deed and execute and deliver it as a deed.

)
Executed as a deed by

Global City Holdings B.V.	)

acting by Carrie Twist	)	/s/ Carrie Twist
	)	(Authorised signatory)
)

and Mark Segall		/s/ Mark Segall
(Authorised signatory)
who, in accordance with the laws of the territory in which Global City Holdings B.V. is incorporated, are acting under the authority of Global City Holdings B.V.

Schedule
Information on GCH Held Shares and New Ordinary Shares

(1)	(2)	(3)
Beneficial owner of GCH Held Shares	Registered holder of GCH Held Shares	Number of GCH Held Shares

Global City Holdings B.V.	HSBC Global Custody Nominee (UK) Limited	76,626,344

Appendix A
Merger Agreement

[To be inserted]

Appendix B
Draft Combined Circular and Prospectus

[To be inserted]